                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by Registrant        [X]
         Filed by a Party other than Registrant      [ ]

Check the appropriate box:

         [ ]      Preliminary Proxy Statement
         [ ]      Confidential,  for  Use of  the  Commission Only (as permitted by Rule 14a-6(e)(2))
         [X]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12


                             METAMOR WORLDWIDE, INC.
                (Name of Registrant as Specified in its Charter)



      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

                  1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  4)       Proposed maximum aggregate value of transaction:
                  5)       Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1)      Amount Previously Paid:
                           2)      Form, Schedule or Registration Statement No.:
                           3)      Filing Party:
                           4)      Dated Filed:

[METAMOR WORLDWIDE LETTERHEAD]



                                 April 18, 2000





Dear Fellow Stockholder:


         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Metamor Worldwide, Inc. to be held at 9:00 a.m. on Thursday, May 18, 2000, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas. Your Board of Directors and Executive Officers look forward to personally greeting those stockholders able to attend.

         The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                Very Truly Yours,




                                Peter T. Dameris
                                Chairman of the Board, President
                                and Chief Executive Officer

                            [METAMOR WORLDWIDE LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 18, 2000


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Metamor Worldwide, Inc. (the "Company") will be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Thursday, May 18, 2000, for the following purposes:

         1. To elect four Class II directors of the Company to terms of office expiring at the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000; and

         3. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

         Holders of record of the Company's common stock at the close of business on March 20, 2000 will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, it would be appreciated if you would sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

                                             By Order of the Board of Directors,



                                             MARGARET G. REED
Houston, Texas                               Corporate Secretary
April 18, 2000


                             YOUR VOTE IS IMPORTANT

          TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING
           AND SAVE THE EXPENSE OF A SECOND MAILING, PLEASE SIGN, DATE
             AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                            [METAMOR WORLDWIDE LOGO]

                              4400 POST OAK PARKWAY
                                   SUITE 1100
                              HOUSTON, TEXAS 77027


                                 PROXY STATEMENT


                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                ---------------

         The enclosed form of proxy is solicited by the board of directors of Metamor Worldwide, Inc. (the "Company" or "Metamor") to be used at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Thursday, May 18, 2000. This Proxy Statement and the related proxy are to be first sent or given to the stockholders of the Company on or about April 19, 2000. Each properly executed proxy received at or before the Meeting will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as Class II directors and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as election inspector for the Meeting. Any stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Meeting in accordance with the instructions specified thereon. Stockholders attending the Meeting may revoke their proxies and vote in person.

         The board of directors has established March 20, 2000, as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of record of the Company's common stock, $.01 par value per share ("common stock"), at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote per share on each matter submitted to a vote of the stockholders at the Meeting. On the Record Date, 34,606,832 shares of common stock were issued and outstanding. None of the Class B non-voting common stock, the only other class of capital stock of the Company, was issued and outstanding.

         The Company's 1999 Annual Report to Stockholders, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Meeting. The Annual Report does not constitute a part of the proxy soliciting material.

                                     ITEM 1

                              ELECTION OF DIRECTORS

         The Company's First Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), provides for a board of directors to serve in three classes having staggered terms of three years each. At present, there are eleven directors: four directors whose terms of office expire at the 2000 Annual Meeting; three directors whose terms of office expire at the 2001 Annual Meeting; and four directors whose terms of office expire at the 2002 Annual Meeting. Information regarding each of the incumbent directors is set forth below. At the 2000 Annual Meeting, the stockholders are being asked to elect the following four Class II directors, each of whom is currently serving in that capacity, and whose new terms would expire at the 2003 Annual Meeting of
Stockholders: Nuala M. Beck, Joseph M. Grant, Charles R. Schneider and John T. Turner.

         Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of common stock is required to elect a director. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Amended and Restated Bylaws ("Bylaws"), abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted "FOR" the election of the nominees listed below. Although the board of directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the board of directors. The board of directors recommends a vote "FOR" each of the following nominees.

DIRECTOR NOMINEES

         NUALA M. BECK, age 48, has served as a director of Metamor since April 1996. Ms. Beck, an international economist, has served as President and Chief Executive Officer of Nuala Beck & Associates, Inc., a management consulting firm, since its formation in 1984. Ms. Beck also serves as a director of Cossette Communications.

         JOSEPH M. GRANT, age 61, has served as a director of Metamor since August 1998. Mr. Grant has served as Chairman and Chief Executive Officer of Texas Capital Bancshares, Inc. since May 1998. Prior thereto he served as Chief Financial Officer of EDS since 1990. Mr. Grant is also a director of the World Presidents' Organization and Wingate Partners.

         CHARLES R. SCHNEIDER, age 59, has served as a director of Metamor since October 1994. Mr. Schneider founded Outsource Partners, Inc. and has served as its President and Chief Executive Officer and a director since November 1993.

         JOHN T. TURNER, age 56, has served as a director of Metamor since October 1994. Mr. Turner is Senior Vice President-Corporate Development of Group 1 Automotive, Inc. During 1996, he served as European Managing Director-Corporate Development for Services Corporation International. From 1993 to 1996, he was self-employed, managing a variety of personal investments.

DIRECTORS

         CHARLES H. COTROS, age 62, has served as a director of Metamor since November 1995. Mr. Cotros is presently President and Chief Executive Officer of Sysco Corporation ("SYSCO"). He has held various other senior level positions with SYSCO during the past 25 years. Mr. Cotros has also served as a director of SYSCO since 1986. Mr. Cotros has served on the Board of Trustees of Christian Brothers University since 1992 and the Board of Governors of Food Distributors International since 1998.

         WILLIAM H. CUNNINGHAM, Ph.D, age 56, has served as a director of Metamor since November 1999. Dr. Cunningham serves as chancellor of The University of Texas System. Since 1992, Dr. Cunningham has served as chancellor and has held the Lee Hage and Joseph D. Jamail Regents Chair in Higher Education Leadership at The University of Texas System. Dr. Cunningham also serves on the board of directors of Billing Concepts, Jefferson-Pilot Corporation, John Hancock Funds, The University of Texas Investment Management Company and Golfsmith International, Inc.

         PETER T. DAMERIS, age 40, serves as Chairman of the Board, Chief Executive Officer and President of Metamor. Mr. Dameris was appointed to the Board and elected Chief Executive Officer and President in October 1999. Mr. Dameris joined the Company in January 1995 as Vice President, General Counsel and Secretary, and was promoted to Senior Vice President in September 1996 and to Executive Vice President - Corporate Development in January 1999. Mr. Dameris is also a director of Xpedior, which is 80% owned by Metamor, and a director of U .S. Concrete, Inc.

         DONALD J. EDWARDS, age 34, has served as a director of Metamor since August 1995. In addition, Mr. Edwards served as a Vice President of Metamor from May 1995 to August 1995. Mr. Edwards joined GTCR Golder Rauner, LLC in August 1995 and became a Principal in April 1996. Prior to that time, Mr. Edwards served as an associate with Lazard Freres & Co.

         EDWARD L. PIERCE, age 43, serves as a director, Executive Vice President, Chief Financial Officer and Assistant Secretary of Metamor. Mr. Pierce has been the Chief Financial Officer since April 1996 and was appointed to the Board in October 1999. Mr. Pierce joined the Company in November 1994 as Vice President and Controller, and was promoted to Senior Vice President in September 1996 and Executive Vice President in August 1999.

         MICHAEL T. REDDY, age 57, has served as a director of Metamor since December 1997. Mr. Reddy currently is Chairman of MTR Enterprises Ltd. Mr. Reddy served as Chairman and Chief Executive Officer of EDS' Global Financial Markets Group from May of 1995 to December 1999.

         MICHAEL T. WILLIS, age 55, has served as a director of Metamor since July 1993 and is currently Chairman of the Board, Chief Executive Officer and President of COMSYS Information Technology Services, Inc. Mr. Willis formed the Company in July 1993 as Chairman of the Board, Chief Executive Officer and President and resigned in September 1999 in connection with the sale of Metamor Information Technology Services, Inc. Mr. Willis is also a director of Southwest Bancorporation of Texas, Inc. and its subsidiary, Southwest Bank of Texas, N.A., as well as Province Healthcare Company and Quanta Services, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         BOARD MEETINGS. The board of directors held ten meetings during the year ended December 31, 1999, six of which were held telephonically, and took various corporate actions during 1999 by means of unanimous written consent. During the year, each director attended more than 75% of the total number of meetings of the board of directors and the committees on which each such director served. The Company has the following committees of the board of directors:

         THE AUDIT COMMITTEE. The audit committee, which is comprised of Messrs. Turner (Chairman), Grant and Reddy, examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The audit committee held three meetings during the year.

         THE COMPENSATION COMMITTEE. The compensation committee, which is comprised of Messrs. Schneider (Chairman), Cotros and Edwards, considers and makes recommendations to the Company's board of directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation and makes recommendations to the Company's board of directors with respect to compensation matters and policies. The compensation committee also administers the Company's benefit plans. The compensation committee held three meetings during the year.

COMPENSATION OF DIRECTORS

         All directors of the Company are entitled to reimbursement for certain expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. Prior to October 1999, non-employee directors received a $3,500 fee for each meeting of the board of directors attended by such director (excluding telephonic meetings). Upon appointment as a director (with the exception of Messrs. Edwards and Reddy), each non-employee director received a grant of options to purchase 1,000 shares of common stock (at an exercise price equal to the fair market value of the common stock on the date of grant) under the Long-Term Incentive Plan. Such directors also received an annual grant of options to purchase 1,000 shares of common stock for each year he or she served as a director. Such grants are fully vested three years from the date of grant.

         In October 1999, the Company approved a change to the non-employee director compensation structure. Directors who are not officers of the Company receive a $4,500 fee for each meeting of the board of directors attended by such director and $1,500 for each committee meeting attended. Such directors also receive a grant of options to purchase 4,000 shares of common stock (at an exercise price equal to the fair market value of the common stock on the date of grant) under the Long-Term Incentive Plan upon appointment to the board of directors. Each non-employee director also receives an annual grant of options to purchase 4,000 shares of common stock for each year he or she serves as a director. Such options are fully vested one year from the date of the grant. Other than reimbursement of their expenses, directors who are employees or officers of the Company will not receive any compensation for services as a director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                     ITEM 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         Pursuant to the recommendation of the audit committee, the board of directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. The Company is advised that no member of Ernst & Young LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS DESCRIBED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                 STOCK OWNERSHIP

    The following table sets forth certain information with respect to beneficial ownership of the Company's equity securities as of March 31, 2000, based on 34,635,402 shares of common stock outstanding: (a) by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock, (b) by each director of the Company, (c) by each of the named executive officers, and (d) by all directors and executive officers of the Company as a group. Each stockholder identified in the table has sole voting and investment power with respect to such stockholder's shares of stock except to the extent that authority is shared by his or her spouse under applicable law or as otherwise noted below. Shares of common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of March 31, 2000 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                                                        SHARES OWNED
                                                                                       BENEFICIALLY(1)
                                                                                  -------------------------
NAME                                                                                NUMBER         PERCENT
----                                                                              -----------    ----------
Golder, Thoma, Cressey Fund III Limited Partnership(2).....................         3,201,921       9.2%
Michael T. Willis..........................................................         2,500,061       7.2%
Peter T. Dameris...........................................................           317,650         *
Edward L. Pierce...........................................................           139,825         *
Charles R. Schneider.......................................................            21,756         *
Paramjeet S. Dargan........................................................             1,960         *
Russell A. Cappellino......................................................            20,800         *
John T. Turner.............................................................            11,631         *
Charles H. Cotros..........................................................            10,251         *
Nuala Beck.................................................................             5,251         *
Donald J. Edwards..........................................................             4,250         *
Joseph M. Grant............................................................             2,334         *
Larry E. Cease.............................................................                 0         *
William H. Cunningham......................................................                 0         *
Michael T. Reddy...........................................................                 0         *
All directors and executive officers, as a group (14 persons)..............         3,300,633       9.5%


----------

*  Less than 1%

(1) The shares beneficially owned include shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 31, 2000 as follows: 269,000, 185,000, 133,500 and 20,800 shares for Messrs. Dameris, Willis, Pierce and Cappellino, respectively, 4,251 shares for Messrs. Schneider and Turner and Ms. Beck, 2,751 shares for Mr. Cotros and 334 shares for Mr. Grant.

(2) Includes 3,201,921 shares of common stock held by GTC III, of which Golder, Thoma, Cressey & Rauner, L.P., is the general partner. Each of Messrs. Carl
    D. Thoma, Bryan C. Cressey and Bruce V. Rauner are general partners of Golder, Thoma, Cressey & Rauner, L.P., and therefore may be deemed to share voting and dispositive power over the shares. Each of Messrs. Thoma, Cressey and Rauner disclaim beneficial ownership of the shares of common stock owner by GTC III.

                             EXECUTIVE COMPENSATION

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

         As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals and making recommendations to the board of directors with regard to executive compensation.

         The Company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of the Company's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, the Company's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of the Company's compensation programs for executive officers are described below.

         The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

                  (1) To fairly compensate the executive officers of the Company and its subsidiaries for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

                  (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

         In October 1999, Peter T. Dameris received an increase in base salary to $425,000 as a result of his appointment as President and Chief Executive Officer of the Company. The Compensation Committee determined this salary increase was appropriate based on (1) a review of market salary levels for the Chief Executive Officer among companies similar to the Company, and (2) the Company's performance during the prior year. Mr. Dameris' incentive compensation of $250,000 was based on the Company's performance and the completion of the strategic initiatives. Mr. Dameris also received options to purchase up to 425,000 shares of the Company's common stock in 1999.

         Section 162(m) of the Internal Revenue Code provides generally that compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible only if paid pursuant to performance-based compensation plans approved by stockholders of the Company. It is the intention of the Compensation Committee to consider the deductibility of compensation in assessing the effectiveness of the Company's executive compensation plans.

         The elements of the executive compensation program described above are implemented and periodically reviewed and adjusted by the Compensation Committee. The annual base salaries of the Chief Executive Officer of the Company and the other executive officers are determined based on individual performance, experience and comparison with salaries paid by the Company's industry peers and other companies in similar industries with comparable revenues while linking the payment of compensation to the Company's achievement of certain financial goals. In developing salary recommendations, the Compensation Committee reviewed salaries of similar positions in similarly-sized companies which engage in the Company's business. The Compensation Committee confirmed that the overall compensation packages, including the executive officers' equity ownership in the Company, were consistent with the Compensation Committee's stated objective.

                Compensation Committee of the Board of Directors

                              Charles R. Schneider
                                Charles H. Cotros
                                Donald J. Edwards

NAMED EXECUTIVE OFFICERS' COMPENSATION

         The following table sets forth, for the year ended December 31, 1999, the annual compensation paid to the Company's current Chief Executive Officer, its former Chief Executive Officer and to each of its four most highly compensated officers (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                             ----------------------
                                                                                               COMPENSATION AWARDS
                                                                                             ----------------------
                                                   ANNUAL COMPENSATION(1)                    SECURITIES
                                          ----------------------------------------------     UNDERLYING      LTIP
     NAME AND PRINCIPAL POSITION(S)          YEAR        SALARY        BONUS       OTHER      OPTIONS       PAYOUTS
  -----------------------------------     ---------     --------     --------      -----     ---------      -------
  Peter T. Dameris...................       1999        $328,750     $250,000          --      425,000         --
    President and Chief Executive           1998         240,000      345,000          --       20,000         --
       Officer                              1997         200,000      100,000          --           --         --

  Michael T. Willis(2) ..............       1999         425,000           --    $150,000      150,000         --
    Former President and Chief              1998         500,000      700,000          --       50,000         --
       Executive Officer                    1997         450,000      450,000          --           --         --

  Russell A. Cappellino .............       1999         368,500    1,283,050          --       40,000         --
    President - Metamor Global              1998         368,500      860,759          --       40,000         --
       Solutions                            1997         323,750      181,320          --       18,000         --

  Larry E. Cease.....................       1999         387,500           --          --       50,000         --
    President - Metamor Industry            1998         360,000      204,440          --           --         --
       Solutions                            1997         360,000           --          --           --         --

  Paramjeet S. Dargan ...............       1999         275,000    1,470,511          --           --         --
    Executive Vice President -              1998         275,000    1,700,127          --           --         --
       Metamor Global Solutions             1997         262,500      716,749          --           --         --

  Edward L. Pierce...................       1999         243,750      200,000          --       93,750         --
    Executive Vice President and            1998         225,000      253,125          --       60,000         --
       Chief Financial Officer              1997         175,000       87,500          --           --         --


----------

(1) Annual Compensation excludes the aggregate value of perquisites as such value is less than either $50,000 or 10% of total annual salary and bonus for each named executive officer.

(2) The Company maintained a split-dollar insurance arrangement with Mr. Willis pursuant to which Mr. Willis paid the term life portion of the premiums and the remainder was paid by the Company. The $431,331 paid by the Company for the three years ended December 31, 1999 was not compensation to Mr. Willis and therefore the premium is not included in the table above. Mr. Willis received a severance of $150,000 when he resigned as President and Chief Executive Officer of the Company on September 30, 1999.

         The following table provides information regarding the grants of stock options during the last fiscal year to the named executive officers. The Company did not grant any stock appreciation rights during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

                                    NUMBER OF       PERCENTAGE OF                                      POTENTIAL REALIZABLE
                                    SECURITIES      TOTAL OPTIONS                                        VALUE AT ASSUMED
                                    UNDERLYING       GRANTED TO        EXERCISE OR                     ANNUAL RATES OF STOCK
                                     OPTIONS        EMPLOYEES IN       BASE PRICE      EXPIRATION     PRICE APPRECIATION FOR
     NAME                           GRANTED(1)          1999            PER SHARE         DATE             OPTION TERM
     ----                           ----------      -------------      -----------     ----------    -------------------------
                                                                                                        5%              10%
                                                                                                    ---------       ---------
     Peter T. Dameris(2).....          60,000           15.0%             $25.31        01/07/09      955,000       2,420,000
                                       15,000                              15.97        03/04/09      150,000         382,000
                                       50,000                              20.56        06/22/09      646,000       1,638,000
                                      300,000                              14.18        09/08/09    2,675,000       6,780,000
     Michael T. Willis.......          75,000           5.3%               25.31        01/07/09    1,194,000       3,025,000
                                       75,000                              20.56        06/22/09      970,000       2,457,000
     Russell A. Cappellino...          40,000           1.4%               20.56        06/22/09      517,000       1,311,000
     Larry E. Cease..........          50,000           1.8%               20.56        06/22/09      646,000       1,638,000
     Edward L. Pierce........          15,000           3.3%               25.31        01/07/09      239,000         605,000
                                        3,750                              15.97        03/04/09       38,000          95,000
                                       75,000                              20.56        06/22/09      970,000       2,457,000
     Paramjeet S. Dargan.....              --            --                   --              --           --              --


----------

(1) The options vest 20% per year over five years, with the exception of the options granted to Mr. Dameris.

(2) One-half of the options granted to Mr. Dameris on January 7, 1999 vested on January 7, 2000, the first anniversary of the grant date, and one-half of the options granted on September 8, 1999 vested on December 13, 1999. The remaining options vest 20% per year over five years.


         The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the named executive officers. The Company did not grant any stock appreciation rights during the last fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                     NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                        SHARES                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                       ACQUIRED                  OPTIONS AT DECEMBER 31, 1999         DECEMBER 31, 1999(1)
                                          ON         VALUE      -----------------------------    -----------------------------
  NAME                                 EXERCISE     REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
  ----                                 --------     --------    -----------     -------------    -----------     -------------
  Peter T. Dameris...........            None          --          208,000         327,000       $2,538.070        3,395,730
  Michael T. Willis..........            None          --          122,500         265,000          634,938        1,609,375
  Russell A. Cappellino......            None          --           15,200          82,800          151,484          730,176
  Larry E. Cease.............            None          --               --          50,000               --          428,000
  Edward L. Pierce...........            None          --          123,750         135,750        1,963,950        1,040,422
  Paramjeet S. Dargan........            None          --               --              --               --               --

----------

(1) Computed based on the difference between the closing price of $29.12 on December 31, 1999, and the exercise price.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with each of Messrs. Dameris, Pierce, Cappellino, Cease and Dargan. The annual base salaries being paid to Messrs. Dameris and Pierce are $425,000 and $250,000, respectively, as of December 31, 1999, and the employment agreements provide for periodic salary increases and bonuses in the discretion of the Company and, in some cases, the Company's achievement of certain performance objectives. The employment agreements continue until June 30, 2000, and annually thereafter until terminated by either party. In addition, the employment agreements generally provide for severance benefits equal to one year of base salary in the event of termination upon death or total disability or upon non-renewal after the initial term; two years of base salary in the event of termination without cause or constructive termination; and two years of base salary plus one year of bonus and the acceleration of vesting of options granted in the event of a change of control.

         The annual base salaries being paid to Messrs. Cappellino, Cease and Dargan are $368,500, $387,500 and $275,000, respectively, as of December 31, 1999. The employment agreements for Messrs. Cease and Cappellino continue until January 13, 2001, and June 30, 2001, respectively. Mr. Dargan retired on March 31, 2000. Messrs. Cappellino, Dargan and Cease receive an annual bonus based on their respective business units attaining certain financial objectives set by the Company. In addition, Mr. Cease's employment agreement generally provides for severance benefits equal to twelve months base salary in the event of termination without cause. However, each of the executive officers is subject to a non-compete covenant following the termination of their employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee is currently comprised of Messrs. Schneider, Cotros and Edwards. Mr. Schneider serves as the Chairman of the compensation committee. None of Messrs. Schneider, Cotros and Edwards have been an employee or officer of the Company or any of its subsidiaries during the year. However, Mr. Edwards was an officer of the Company from May through August of 1995.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Mr. Willis owns a firm that provided certain charter aircraft services to the Company in the amount of $138,343 for the year ended December 31, 1999.

         Pursuant to the terms of a Share Purchase Agreement dated February 4, 1999, between Mr. Mottard, members of Mr. Mottard's family and the Company, the Company issued a promissory note to Mr. Mottard for 2,767,8708 Euros in connection with the issuance of 233,321 shares of Metamor common stock. Interest on the note accrues at a rate equal to 3% per annum (the average interest rate in France), and is payable in Euros on a semi-annual basis on August 4 and February 4. The amounts under the note are secured by a pledge of Metamor shares which are held by Mr. Mottard.

SECTION 16(a) REPORTS

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Commission. To the knowledge of the Company, all of these filing requirements were satisfied by the Company's directors and officers and the 10% stockholders during 1999, except that Messrs. Mottard and Cunningham reported late with respect to the Form 3 filing requirement.

COMPARATIVE STOCK PERFORMANCE

         As required by applicable rules of the Commission, set forth below is a performance graph prepared based upon the following assumptions:

         1. $100 was invested on November 8, 1995 (the date the common stock commenced trading on the Nasdaq National Market), in the Company's common stock, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and a peer group, selected in good faith, comprised of Cambridge Technology Partners, Ciber Inc., Complete Business Solutions, Computer Horizons Corp., Computer Task Group Inc., Keane Inc., Mastech Corp. and Rennaissance Worldwide (the "Custom Composite Index").

         2.  Dividends are reinvested on the ex-dividend dates.

                 COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG METAMOR, THE S & P 500 INDEX
                                AND A PEER GROUP








                   METAMOR, THE S&P 500 INDEX AND A PEER GROUP
        (PERFORMANCE RESULTS FROM NOVEMBER 8, 1995 TO DECEMBER 31, 1999)


                                       8-NOV-95     31-DEC-95    31-DEC-96     31-DEC-97      31-DEC-98     31-DEC-99
                                       --------    ----------   ----------    ----------     ----------     ---------
Metamor                                  100          215          314           351            331            386
S&P 500 Index                            100          104          128           171            220            266
Custom Composite Index                   100          104          217           369            306            258

                              STOCKHOLDER PROPOSALS

         Any proposals of holders of the Company common stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2001 must be received by the Company, addressed to the Secretary of the Company at the address set forth below, no later than December 18, 2000, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proponents are requested to submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Metamor, 4400 Post Oak Parkway, Suite 1100, Houston, Texas 77027, attention: Corporate Secretary. No stockholder proposals were received for inclusion in this document.

         In addition to the rules of the Commission described in the preceding paragraph, the Company's bylaws provide that at an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder of the Company. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the management of the Company has no knowledge of any business to be presented for consideration at the Meeting other than that described above. If any other business should properly come before the Meeting, shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

         The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of common stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. The Company has retained American Stock Transfer to perform a proxy search to determine the beneficial owners of the common stock as of the Record Date, assist with the solicitation of proxies and to provide certain other services in connection with the Meeting.

         The information contained in this Proxy Statement in the sections entitled "Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Stock Performance" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                                 FRONT OF PROXY

                             METAMOR WORLDWIDE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints Peter T. Dameris, Edward L. Pierce and Margaret G. Reed, as Proxies, with the power of substitution, and authorizes them to represent and to vote at the Annual Meeting of Stockholders to be held May 18, 2000, or any adjournment thereof, all the shares of common stock of Metamor Worldwide, Inc. held of record by the undersigned on March 20, 2000, as designated below.

     1.  Election of directors - director nominees:

         Nuala M. Beck, Joseph M. Grant, Charles R. Schneider and John T. Turner

             [ ]  FOR all nominees listed above  [ ] WITHHOLD AUTHORITY
                  except authority withheld as       to vote for all nominees
                  to the persons named below,
                  if any.

             ------------------------------------------------------------------

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000:

             [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

     3. The Proxies are authorized to vote in their best judgment upon such other business as may properly be brought before the meeting or any adjournment(s) thereof.

                                  BACK OF PROXY

     This Proxy when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.


                                                Dated ___________________ , 2000



                                                --------------------------------
                                                            Signature


                                                --------------------------------
                                                    Signature if held jointly



PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.